      As filed with the Securities and Exchange Commission on May 1, 2000
                                                   Registration No. 33-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933
                               ------------------

                             AM COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                22-1922958
(State of incorporation)                    (I.R.S. Employer Identification No.)


             100 Commerce Drive, Quakertown, Pennsylvania 18951-2237
              (Address and Zip Code of Principal Executive Offices)

                          ----------------------------
                 AM COMMUNICATIONS, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)
                          ----------------------------

                           Harry J. Tankin, President
                             AM Communications, Inc.
                               100 Commerce Drive
                       Quakertown, Pennsylvania 18951-2237
                                 (215) 538-8700
            (Name, address and telephone number of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                       Proposed      Proposed
Title of                               maximum       maximum
Securities                             offering      aggregate      Amount of
to be             Amount to be         price per     offering       Registration
Registered        Registered(1)        share(2)      price          Fee
--------------------------------------------------------------------------------

Common Stock,
Par value $.10    10,000,000 shares    $0.969        $9,690,000     $2,558.16
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the 1991 Incentive Stock Option Plan.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the average of the bid and asked price of the Common Stock on April 26, 2000.

     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Item 1.  Plan Information.(1)
              -----------------

     Item 2.  Registrant Information and Employee Plan Annual Information.(1)
              ------------------------------------------------------------


-----------------

     (1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents previously filed by AM Communications, Inc. (the "Company") with the Securities and Exchange Commission (file no. 0-9856) are incorporated by reference in this Registration Statement and made a part hereof:

                  a. Annual Report on Form 10-KSB for the fiscal year ended
                     April 3, 1999;

                  b. Quarterly Report on Form 10-QSB for the fiscal quarters ended July 3, 1999;

                  c. Quarterly Report on Form 10-QSB for the fiscal quarter
                     ended October 2, 1999;

                  d. Quarterly Report on Form 10-QSB for the fiscal quarter
                     ended January 1, 2000; and

                  e. The description of the Company's Common Stock contained in the Company's definitive proxy materials (Schedule 14A) filed with the Securities and Exchange Commission on February 7, 2000.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby, which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes, or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Under Section 145 of the Delaware General Corporation Law, the Company must indemnify each of its directors and officers against his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer, director, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he is successful on the merits. Moreover, under such statutory provision the Company has the corporate power to indemnify its officers and directors against expenses and (in the case of proceedings other than those by or in the right of the Company) liabilities incurred in such a proceeding, provided (i) the officer or director has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In the case of a proceeding by or in the right of the Company, however, such indemnification is not permitted if the individual is adjudged to be liable to the Company, unless a court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by a majority of the disinterested members of the Board of Directors or committee thereof, by independent legal counsel if a quorum of the disinterested members of the Board of Directors or committee thereof is not available or if the disinterested members of the Board of Directors or a committee thereof so direct, or by the stockholders.

         The Company's Bylaws require the Company to indemnify each director and officer if Section 145 of the Delaware General Corporation Law permits the Company to do so.

         The Company has obtained a directors' and officers' liability insurance policy, which affords officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not applicable.


Item 8.  Exhibits.
         ---------

         The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

         Exhibit No.                          Description
         -----------                          -----------

             4 AM Communications, Inc. 1999 Stock Option Plan, as amended to the date hereof

             5 Opinion of Archer & Greiner, P.C. as to legality of securities to be registered

            23.1             Consent of Archer & Greiner,
                             P.C., included in their opinion as Exhibit 5

            23.2             Consent of KPMG LLP

            24               Power of Attorney (contained on signature page)


Item 9.  Undertakings.
         -------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                           [INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quakertown, and the Commonwealth of Pennsylvania, on this 28th day of April, 2000.


                                AM COMMUNICATIONS, INC.


                           By:  /s/ Harry J. Tankin
                                -----------------------------------------------
                                Harry J. Tankin, President, and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature to this Registration Statement appears below hereby appoints Harry J. Tankin as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.

Signature                        Title                          Date
---------                        -----                          ----


                                 Chairman of the Board          April ___, 2000
----------------------           & Director
Javad K. Hassan


/s/ Keith D. Schneck             CFO & Director                 April 28, 2000
----------------------           (Principal financial
Keith D. Schneck                 and accounting officer)


/s/ R. Barry Borden              Director                        April 28, 2000
-----------------------
R. Barry Borden

Signature                        Title                          Date
---------                        -----                          ----


/s/ Alvin Hoffman                Director                       April 28, 2000
----------------------
Alvin Hoffman

/s/ Lemuel A. Tarshis            Director                       April 28, 2000
----------------------
Lemuel A. Tarshis

                                  EXHIBIT INDEX
                                  -------------




Exhibit No.            Description
-----------            -----------

    4                  AM Communications, Inc. 1999
                       Stock Option Plan

    5                  Opinion of Archer & Greiner, P.C.
                       as to legality of securities to be registered

   23.2                Consent of KPMG LLP